As of September 12, 2006

POW! ENTERTAINMENT, INC.
 (f/s/o Stan Lee)
c/o Ganfer & Shore
360 Lexington Avenue
New York, New York  10017
Attn: Arthur Lieberman, Esq.

Re:	Stan Lee / Producer / Overall Agreement / Amendment

Gentlemen:

Reference is made to the Agreement (the "Agreement") dated as of March 20, 2006 between SILVER CREEK PICTURES, INC. ("Silver Creek") and POW! ENTERTAINMENT, INC. (“Lender”) for (a) submission by Stan Lee (“Artist”), on an exclusive “first look” basis, of any and all ideas, material and/or properties owned or controlled by Lender or Artist that Artist is interested in developing in any medium or media and (b) the producing services of Artist in connection with the development, production and distribution of such Properties in any medium or media.

In consideration of the mutual covenants and agreements contained herein and in the Agreement, Silver Creek, Lender and Artist hereby agree in this amendment (“Amendment”) dated as of September 12, 2006, to amend the Agreement as follows:

1.           Silver Creek shall have no obligation to perform pursuant to this Amendment unless and until Silver Creek receives an executed original of this Amendment (in form and substance acceptable to Silver Creek).

2.           Reference is made to Paragraph II.D.1 of the Agreement (Credit – Artist-Submitted Properties; Individual Executive Producer Credit – Theatrical and DTV Motion Pictures).  Provided that Gill Champion (“Champion”) is employed as an officer of Lender at the time that a Picture is produced and released as a feature-length theatrical or DTV motion picture based on an Artist-Submitted Property, if Artist fully performs all producing services and material obligations in connection with such Picture and Champion signs a Certificate of Results and Proceeds (in form and substance acceptable to Silver Creek) substantially in the form attached hereto as Exhibit “A” (a  “Certificate”) in connection with Champion’s services on such Picture, and further subject to Silver Creek’s standard exclusions and exceptions (including artwork title exceptions), and subject to any union or guild restrictions or obligations, Silver Creek shall accord Champion an individual “Executive Producer” credit (which credit may be shared in Silver Creek’s sole discretion), so that the “Executive Producer” credit accorded pursuant to Paragraph II.D.1 of the Agreement shall appear in substantially the form “Executive Producers – Stan Lee and Gill Champion.”

3.           Reference is made to Paragraph II.D.2 of the Agreement (Credit – Artist-Submitted Properties; Individual Executive Producer Credit – Television Productions).  Subject to network and guild restrictions and approvals, with respect to each telefilm and/or each episode of an Original Series for which Artist renders and fully performs all services and material obligations as a producer, provided that Champion is employed as an officer of Lender at the time that such telefilm and/or episode of an Original Series is produced and broadcast and Champion signs a Certificate in connection with Champion’s services on such telefim and/or episode, in addition to the executive producer credit accorded Artist in connection therewith, Silver Creek shall also accord Champion an executive producer credit (which credit may be shared in Silver Creek’s sole discretion) on screen on a separate card (which card may be shared in Silver Creek’s sole discretion) in the main or end titles, at Silver Creek’s election, of each such telefilm or episode of an Original Series, with all other aspects of such credit in Silver Creek’s sole discretion.  Notwithstanding anything to the contrary contained in Paragraph II.D.2 of the Agreement, Artist hereby acknowledges and agrees that Artist’s executive producer credit may appear, in Silver Creek’s sole discretion, in first position on a card shared with Champion.

Except as specifically set forth herein, all provisions of the Agreement shall remain in full force and effect and may not be modified except by a writing executed by all parties to the Agreement.  Each capitalized term used herein and not specifically defined herein shall have the meaning ascribed thereto in the Agreement.

If the foregoing correctly represents your understanding, please so acknowledge and accept as provided below.

SILVER CREEK PICTURES, INC.

By:

Its:

ACCEPTED AND AGREED:

POW! ENTERTAINMENT PRODUCTIONS, INC.

By:

Its:
Federal I.D. No.

EXHIBIT “A”

CERTICATE OF RESULTS AND PROCEEDS

In connection with that certain proposed [feature-length theatrical motion picture project/telefilm/original series] tentatively entitled “_______________” (the “Picture”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees to the following: the results and proceeds of the undersigned’s services in connection with the Picture, including without limitation all material composed, submitted, added, created, or interpolated by the undersigned, from the inception of creation and irrespective of the stage of development or completion of the Picture (collectively, the “Work”), which the undersigned acknowledges may have been or may be rendered in collaboration with others, shall be deemed a work-made-for-hire specifically ordered by Silver Creek, and the undersigned hereby further acknowledges that all of the Work is the sole property of Silver Creek for any and all purposes whatsoever.  In the event that the Work is found not to be a work-made-for-hire, the undersigned hereby assigns, transfers and grants all rights, including all exclusive exploitation rights, of every kind and nature (including any and all copyrights and neighboring rights, to the extent such assignment is allowed by law) in and to such Work to Silver Creek.  All rights to such Work are owned by Silver Creek solely and exclusively, for the duration of the rights in each country and area and space, in all languages, and throughout the universe.  The undersigned and Silver Creek are aware and hereby acknowledge that new rights to the Work may come into being and/or be recognized in the future, under the law and/or in equity (hereafter the “New Exploitation Rights”), and the undersigned intends to and does hereby grant and convey to Silver Creek any and all such New Exploitation Rights to the Work granted by the undersigned hereunder.  The undersigned and Silver Creek are also aware and do hereby acknowledge that new (or changed) (1) technology, (2) uses, (3) media, (4) formats, (5) modes of transmission, and (6) methods of distribution, dissemination, exhibition or performance (hereafter the “New Exploitation Methods”) are being and will inevitably continue to be developed in the future, which would offer new opportunities for exploiting the Work.  The undersigned intends and does hereby grant and convey to Silver Creek any and all rights to such New Exploitation Methods with respect to the Work.  The undersigned hereby agrees to execute any document Silver Creek deems in its interest to confirm the existence of the preceding and to effectuate its purpose to convey such rights to Silver Creek, including without limitation the New Exploitation Rights and any and all rights to the New Exploitation Methods.  The undersigned further hereby agrees that he will not seek (1) to challenge, through the courts, administrative governmental bodies, private organizations, or in any other manner the rights of Silver Creek to exploit the Work by any means whatsoever, or (2) to thwart, hinder or subvert the intent of the grants and conveyances to Silver Creek herein and/or the collection by Silver Creek of any proceeds relating to the rights conveyed hereunder.

The undersigned hereby warrants and represents that the undersigned’s contribution to the Work including, without limitation, all ideas, notes and/or other material, written or otherwise:  (1) is wholly original with the undersigned; (2) does not defame any person or entity; (3) does not violate any copyright; (4) does not violate any right of privacy or publicity, or any other right of any person or entity; and (5) is not the subject of any litigation or claim that might give rise to litigation.  The undersigned further warrants and represents that there has been no publication or other use of any ideas, notes, materials and/or any other contributions of the undersigned to the Work anywhere in the universe and that the undersigned has not granted or transferred any rights in or to the Work to any third party and that the undersigned has not done nor will not do anything which has impaired or will impair the right to the Work in any way.  The undersigned shall indemnify Silver Creek against any and all liability, damages, costs and expenses (including reasonable attorney’s fees) proximately caused by reason of any breach of the foregoing representations and warranties.  Nothing shall be deemed to constitute a waiver of Silver Creek’s right to seek indemnification from the undersigned in the event Silver Creek pays monies to settle a third party claim which Silver Creek believes was caused by the undersigned’s breach.

Silver Creek may assign or license any of its rights in the Work and any such assignment or license shall inure to the benefit of such assignee or licensee and shall be binding upon the undersigned.  Any remedies the undersigned may have against Silver Creek in connection with the Work and the Picture shall be limited to the right to recover damages, if any, in an action at law, and the undersigned hereby waives any right or remedy in equity, including any right to rescind Silver Creek’s right and interest in and to the Work or to enjoin or restrain the distribution or exhibition of the Picture, including any advertising related thereto.

Silver Creek is not obligated to develop, produce, distribute, and/or exploit the Picture, or, if commenced, to continue the development, production, distribution, or exploitation of the Picture in any territory. Regardless of whether or not Silver Creek elects to develop, produce, distribute and/or exploit the Picture (or to commence same) Silver Creek is not obligated to use the services in whole or in part of the undersigned hereunder or the results and proceeds thereof in whole or in part.

This letter agreement shall be binding upon the parties and their administrators, representatives, agents, executors, predecessors, successors, and assigns, and shall inure to the benefit of the parties and to their respective heirs, administrators, representatives, executors, successors and assigns.  The individuals executing this letter agreement on behalf of themselves and/or their respective entities have the authority to do so and to bind their respective entities to the terms and conditions of this letter agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the date and year first written above.

SILVER CREEK PICTURES, INC.

By:

Its:

ACCEPTED AND AGREED:

Gill Champion